EXHIBIT 10.2

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, TRANSFERRED, ASSIGNED, PLEDGED OR SOLD IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT AND ANY SUCH APPLICABLE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.

RMR AGGREGATES, INC.

10% Note, due October 3, 2018

$2,250,000

October 3, 2016

FOR VALUE RECEIVED, the undersigned, RMR AGGREGATES, INC., (herein called the “Company”), a corporation organized and existing under the laws of the State of Colorado, hereby promises to pay to Central Valley Administrators Inc., or its registered assigns, $2,250,000 on October 3, 2018 (the “Maturity Date”), and to pay interest on the outstanding principal at maturity, at the rate of 10% per annum (compounded monthly and computed on the basis of a 360-day year of twelve 30-day months), until the principal is paid or made available for payment. Interest in respect of this Note will be added to the unpaid principal amount of the Note at the end of each month following the Closing Date (the “PIK Interest”). Amounts representing the PIK Interest shall be treated as unpaid principal for all purposes of the Loan Documents.

Payments of principal and interest on this Note will be payable at the address specified for the Purchaser in Section 10.6 of the Note Purchase Agreement (as hereinafter defined); provided that all payments of principal and interest on this Note, where the holder of this Note has given wire transfer instructions to the Company, will be made by wire transfer of immediately available funds to the accounts specified by such holder.

This Note is a duly authorized note of the Company (herein called the “Note”), issued under a Note Purchase Agreement, dated as of October 3, 2016 (as the same may be amended or supplemented from time to time, the “Note Purchase Agreement”), among the Company, the Purchaser party thereto and RMR Industrials, Inc. (“RMRI”) and is subject to the terms of the Note Purchase Agreement. Reference is hereby made to the respective rights, limitations of rights, duties and immunities thereunder of the Company, RMRI and the Purchaser of the Note set forth under the Note Purchase Agreement. Capitalized terms used herein which are not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

This Note is secured by the Security Agreement and the Share Pledge Agreement referred to in the Note Purchase Agreement.

This Note is subject to the call right and the liquidation right set forth in the Note Purchase Agreement.

The holder of this Note will maintain in accordance with its usual practice an account evidencing the indebtedness of the Company under this Note, including the amounts of principal, interest and other amounts payable and paid from time to time under this Note. The entries made by the holder of this Note pursuant to the foregoing sentence shall constitute prima facie evidence of the existence and amount of the Indebtedness evidenced by this Note; provided, however, that any error in such account, shall not in any manner affect the obligations of the Company to repay or pay the loan evidenced by this Note, accrued interest thereon and the other obligations of the Company evidenced by this Note.

If an Event of Default shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and RMRI and the rights of the Purchaser of the Note to be affected under the Note Purchase Agreement in accordance with the terms of Section 10.1 thereof. Any such amendment or modification by the holder of this Note shall be conclusive and binding upon such holder of this Note and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency of the United States of America, herein prescribed, subject to the provisions of Note Purchase Agreement only.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, and any agent of the Company shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first noted above.

RMR AGGREGATES, INC.

By:	/s/ Chad Brownstein
Name: Chad Brownstein
Title: Chief Executive Officer